SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549




                             FORM 8-K




                           CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 8, 2000



                          NEW HILARITY, INC.
       (Exact name of Registrant as specified in its charter)




Nevada                         001-03323                  91-197860
(State or other jurisdiction   Commission          (I.R.S. Employer
of incorporation or            File number)          Identification
organization)                                               Number)



22nd Floor, 161 Bay Street
Canada Trust Tower, BCE Place
Toronto, Ontario, Canada                                    M5J 2S1
(Address of principal                                 (Postal Code)
executive offices)



Registrant's telephone number, including area code:  (416) 304-0694

Item 1.   Changes in Control of Registrant.

     Acquisition of Orbit

     As of September 8, 2000 (the "Closing"), and pursuant to an
Agreement and Plan of Reorganization (the "Acquisition Agreement") dated as of August 3, 2000 by and between New Hilarity, Inc. (the "Company") and Orbit Canada Inc., an Ontario corporation ("Orbit"), the Company (i) issued 9,668,334 shares of its common stock, par value $0.005 per share (the "Common Stock") and (ii) Orbit issued 2,120,497 shares of newly created non-voting shares (the "Exchangeable Shares") of its capital stock to the holders of 100% of the outstanding common shares of Orbit, in exchange for all of the previously issued and outstanding common shares of Orbit, as a result of which Orbit became a wholly-owned subsidiary of the Company (the "Orbit Transaction").

     In addition, at Closing, and pursuant to the Acquisition Agreement, all 3,878,571 previously issued and outstanding warrants to acquire shares of capital stock of Orbit were exchanged for 3,878,571 warrants to acquire shares of the Common Stock of the Company (the "Warrants"). Each Warrant entitles the holder thereof to acquire no later than February 20, 2001 one share of the Company's Common Stock at an exercise price of $0.875 per share.

     Prior to the Closing, and as contemplated by the Acquisition Agreement, the Company effected as of September 5, 2000 a one-for-five reverse stock split (the "Reverse Stock Split") whereby the number of then outstanding shares of Common Stock of the Company was reduced from 7,989,560 to approximately 1,597,912 shares of Common Stock. In addition, and as a result of the Reverse Stock Split, the number of authorized shares of Common Stock of the Company was reduced from 100,000,000 shares, par value $0.001 per share, of Common Stock to 20,000,000 shares, par value $0.005 per share, of Common Stock.

     There are 2,120,497 Exchangeable Shares of Orbit issued and outstanding as at September 8, 2000. Pursuant to the Exchangeable Share Support Agreement dated as of September 5, 2000, each Exchangeable Share provides for a right, exercisable by the holder, at any time, to exchange an Exchangeable Share for a share of Common Stock of the Company. The Exchangeable Shares are senior in priority to all other shares of Orbit. Holders of Exchangeable Shares have the right to dividends and other distributions equivalent to those of the holders of shares of Common Stock of the Company.

     Assuming the conversion of all 2,120,497 Exchangeable Shares and all 3,878,571 Warrants into shares of Common Stock of the Company, there will be approximately 17,265,314 shares of Common Stock issued and outstanding shares in which the former stockholders and warrant holders of Orbit will own approximately 91% of the Company's Common Stock.

     All of the securities of the Company issued in connection with the Orbit Transaction were issued in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act of 1933, as amended.

     Directors and Executive Officers

     In connection with the Closing, John R. Coghlan and Robert O'Brien, the Company's sole officers and directors, resigned from their positions, and the following persons became directors of the Company: J. Gordon McMehen, Douglas C. Lloyd, Daniel N. Argiros and Donald G. Payne. The following persons were elected to the offices of the Company set forth opposite their respective names below:

     J. Gordon McMehen             President and Chief Executive
                                   Officer

     Douglas C. Lloyd              Vice President and Chief
                                   Technology Officer

     Daniel N. Argiros             Vice President, Chief
                                   Financial Officer

     Ian D. Hochberg               Vice President - Marketing

     None of the directors and officers is related to any other director or officer of the Company.

     Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company.

     J. GORDON MCMEHEN, age 48, President, Chief Executive Officer and Director, is an experienced business executive with a background in corporate administration and mergers and acquisitions. Prior to this appointment, he served as Executive Vice President and Chief Operating Officer of Central Park Lodges Ltd., a national provider of nursing and retirement home accommodation and related health care services from May, 1998 until July, 2000. Prior to this, Mr. McMehen was a partner in the Toronto law firm of Gardiner, Roberts. Mr. McMehen has over 20 years of experience in the practice of corporate and commercial law specializing in project and corporate finance. In his role as President and CEO, Mr. McMehen is responsible for executing Orbit's aggressive business strategy and expansion plans and managing the Company's relationships with its business partners and the financial community.

     DOUGLAS C. LLOYD, age 48, Vice President and Chief Technology
Officer and Director, with his unique focus on the changing needs of the market, has been the driving force responsible for building the Company's state-of-the-art telecommunications network. For the past 5 years, Mr. Lloyd has been a consultant in the telecommunications field. As a result of his vision, Orbit's advanced fibre optic and wireless network will provide the next generation of Internet-based voice, data and video services to commercial and residential customers across Canada. In addition to overseeing the implementation and daily operations of Orbit's network, Mr. Lloyd is also responsible for Research & Development and the application of new technologies. Over the past 20 years, Mr. Lloyd has been at the forefront in the development, marketing and management of some of Canada's most innovative telecommunications and broadcast initiatives. His extensive experience includes designing and building large-scale satellite, microwave (fixed wireless), and fibre optic networks in Canada and internationally.

     DANIEL N. ARGIROS, C.A., age 37, Vice President, Chief Financial Officer and Director, is a chartered accountant with 15 years experience in financial management. Mr. Argiros began his career with Deloitte Haskins & Sells, where he held a number of positions in the audit, tax and real estate specialty groups. In 1988, he moved to Corporate Planning Associates, a consulting firm whose mandate is to assist high income or high net worth individuals in a wide range of financial and investment planning issues, including income taxes and investment planning. Prior to his appointment as CFO of Orbit, Mr. Argiros held the positions of President, Chief Executive Officer and Director of Acanthus Real Estate Corporation, a TSE listed company which was founded in 1997. Mr. Argiros is responsible for the Company's treasury and finance functions and will assist in the execution of its business strategy.

     IAN D. HOCHBERG, MBA, age 43, Vice President, Marketing, has been providing management, marketing and financial consulting services to innovative companies in the Information Technology and Telecommunications sectors for the past 10 years. He is a director of several private and public organizations in the Information Technology sector including the Toronto chapter of the MIT Enterprise Forum, Phonetime Inc. and Elysium Technology Investments Inc. He has also served as the Vice-Chairman of the

Telecommunications Policy Committee of the Information Technology
Association of Canada. Earlier in his career, Mr. Hochberg held a variety of marketing positions within a global logistics and transportation organization. Mr. Hochberg will assist in the ongoing development and implementation of the Company's strategic and marketing plans.

     DONALD G. PAYNE, age 69, Director, is a retired business executive with extensive experience in the banking, insurance and capital markets industries. Since retiring in 1992, Mr. Payne has been providing consulting services in the areas of business planning, cost rationalization, mergers and acquisitions, due diligence analysis, equity and debt financing, initial public offerings and interim management for small and medium sized companies operating in a wide variety of industries. Mr. Payne will bring his extensive experience to bear on the implementation of the Company's business plan.

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of the date hereof, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director individually, (iii) all officers and directors of the Company as a group:

                               Amount and Nature of     Percent of Class
     Name                      Beneficial Ownership     (fully diluted)

     Dreyfus Securities Inc.       6,640,000 (1)             38.5%
     Global Wireless Inc.          5,056,905 (2)             29.3%
     Non Orbit Inc.                1,000,000 (3)              5.8%

     J. Gordon McMehen *             700,000 (4)              4.1%
     Douglas C. Lloyd *            4,100,001 (5)             23.7%
     Daniel N. Argiros *             700,000 (6)              4.1%
     Donald G. Paine *                   NIL                  N/A
     Ian D. Hochberg                     NIL                  N/A

     All Officers and Directors
     Directors as a Group          5,500,001                 31.9%

     * Indicates a Director of the Company. The address for each is 22nd Floor, 161 Bay Street, Canada Trust Tower, BCE Place, Toronto, Ontario, Canada, M5J 2S1.

     (1) Consists of 2,761,429 shares and 3,878,571 warrants which may be exercised to acquire shares, on a one-for-one basis, at $0.875 per share, which shares and warrants are currently owned of record by Dreyfus Securities Inc. Based upon information furnished to the Company, such shares and warrants are owned beneficially for the account of five non-U.S. entities.

     (2)  See note (5) below.

     (3)  See notes (4) and(6) below.

     (4) 500,000 shares are owned by Non Orbit Inc. the shares of which are owned indirectly for the benefit of members of Mr. McMehen's family by a Trust; 200,000 shares are owned by Free Orbit Inc. the shares of which are owned indirectly for the benefit of members of Mr. McMehen's family by a Trust.

     (5) 1 share is held by Mr. Lloyd directly; 4,100,000 shares are owned by Global Wireless Inc., the shares of which are owned indirectly for the benefit of the members of Mr. Lloyd's family by a Trust.

     (6) 500,000 shares are owned by Non Orbit Inc. the shares of which are owned indirectly for the benefit of members of Mr. Argiros' family by a Trust; 200,000 shares are owned by Free Orbit Inc. the shares of which are owned indirectly for the benefit of members of Mr. Argiros' family by a Trust.


Item 2.   Acquisition or Disposition of Assets.

     As described in Item 1, as of September 8, 2000, the Company (i) issued 9,668,334 shares of its Common Stock and (ii) Orbit issued 2,120,497 Exchangeable Shares to the holders of 100% of the outstanding capital stock of Orbit, in exchange for all of the previously issued and outstanding capital stock of Orbit, as a result of which Orbit became a wholly-owned subsidiary of the Company.

     Business of Orbit

     Orbit Canada Inc. ("Orbit") was incorporated in Ontario, Canada on October 7, 1999 to implement high-speed digital wireless and fiber optic
based terrestrial services.   The first phase of Orbit's Canadian fiber
optic and wireless network is in the final stages of completion and will be activated in October 2000. This phase will enable Orbit to offer its services in eight of Canada's largest urban centres (Vancouver, Edmonton, Calgary, Winnipeg, Hamilton, Toronto, Ottawa and Montreal). Phase II will see the network expanded to six more Canadian urban centres.

     Orbit intends to provide Canadian businesses and individuals with next generation Internet services that include high speed fixed wireless Internet delivery, V.90 Internet access, phone-to-phone Voice over IP ("VoIP"), as well as E-mail, and web site hosting services. Orbit's VoIP service, which will be included in a low monthly flat rate bundle of Internet services, will enable subscribers to call between points on Orbit's network as well as to certain destinations internationally at no additional charge utilizing their own telephones.

     Orbit intends to market its services directly to commercial enterprises and to residential markets as well as indirectly through traditional Internet Service Providers, prepaid long distance calling card companies and others.

     Orbit operates in a very competitive environment that includes a de-regulated long distance telecommunications industry and a multitude of Internet Service Providers of various sizes and capabilities that offer many of the same benefits to their subscribers as Orbit. However, to the best of management's knowledge, no other company in Canada is providing the same combination of services as Orbit and, in particular, Orbit's phone-to-phone VoIP service is believed to be unique in Canada.

     Orbit's major equipment suppliers include Cisco Systems, Clarent Corporation and Hybrid Networks Inc. The equipment utilized in Orbit's network is readily available from these suppliers, although some of this equipment, notably from Clarent and Hybrid, is proprietary to these organizations. Orbit utilizes telecommunication network services that are also readily available from a variety of sources, although network implementation can take several months to complete from date of commission.

     Orbit has no material customers and due to the nature of its business does not expect to be dependent on any one customer for more than 10% of its revenues.

     Orbit operates in an environment that is regulated by the Canadian Radio-Television and Telecommunications Commission ("CRTC"). However, the CRTC has determined that at this time it will not regulate Internet Service Providers and therefore Orbit does not require specific government approvals.

     At the present time, Orbit has six employees.

     Forward-Looking Statements

     This report contains certain forward-looking statements and information relating to the Company that are based on the beliefs and assumptions made by the Company's management as well as information currently available to the management. When used in this document, the words "anticipate", "believe", "estimate", and "expect" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.


Item 7.   Financial Statements and Exhibits

     Financial Statements of Businesses Acquired and Pro Forma Financial
     Information:

     The financial statements and pro forma financial information required to be filed are presently not available and will be filed by amendment as soon as possible and no later than 60 days after the due date of this Report on Form 8-K.

     Exhibits:

     2.1  Agreement and Plan of Reorganization dated August 3,
          2000 by and between New Hilarity, Inc. and Orbit
          Canada Inc.

     3.1 Certificate of Change in Number of Authorized Shares of New Hilarity, Inc. (filed August 31, 2000)

     99.1 Form of Warrants issued to Warrant Holders of Orbit
          Canada Inc.

     99.2 Exchangeable Share Support Agreement between New
          Hilarity, Inc. and Orbit Canada Inc.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEW HILARITY, INC.
                                   (Registrant)


Dated:    September 22, 2000       By:       /s/ Daniel N. Argiros
                                   Name:     Daniel N. Argiros
                                   Title:    Vice President and
                                             Chief Financial
                                             Officer

EXHIBIT 2.1

           AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of the3rd day of August, 2000, by and between New Hilarity, Inc., a Nevada corporation ("NHI"), and Orbit Canada Inc., an Ontario corporation ("Orbit").

               W I T N E S S E T H:

     WHEREAS, NHI desires to acquire 11,667,402 shares (the "Orbit
Shares") of the capital stock of Orbit (the "Orbit Common Stock") representing 100% of the issued and outstanding shares of the capital stock of Orbit (the "Orbit Common Stock") in exchange for 11,667,402 shares of the New NHI Common Stock (as defined in Section 6.05 below), and 4,000,000 Share Purchase Warrants to acquire common stock in the capital of Orbit (the "Warrants") in exchange for 4,000,000 share purchase warrants to acquire common stock in the capital of NHI and Orbit desires to become a wholly-owned subsidiary of NHI and have all of the Orbit Shares and Warrants acquired by NHI, upon the terms and conditions herein contained;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and undertakings herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:


                     ARTICLE I
                 PURCHASE AND SALE

     1.01 Sale and Purchase of Stock. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), each of the shareholders (collectively, the "Shareholders" and individually the "Shareholder") and warrant holders (collectively the "Warrant Holders" and individually the "Warrant Holder") of Orbit as set forth on the shareholder list of Orbit provided to NHI (such list to include the Warrants and Warrant Holders and referred to as the "Orbit Shareholder List") shall sell, assign, transfer, convey and deliver to NHI, free and clear of any liens, claims, encumbrances and charges whatsoever, and NHI shall purchase, accept and acquire from each of the Shareholders the number of Orbit Shares designated opposite such Shareholder's name on the Orbit Shareholder List which Orbit Shares in the aggregate constitute 100% of the issued and outstanding shares of Orbit Common Stock and owned by the Shareholders. NHI shall also purchase, accept and acquire from each of the Warrant Holders, the number of Warrants designated opposite such Warrant Holder's name on the Orbit Shareholder List which in the aggregate constitute 100% of the issued and outstanding warrants or other contingent rights to equity in Orbit and owned by the Warrant Holders.

     1.02 Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Danzig Kaye Cooper & Fiore, LLP, 30A Vreeland Road, Florham Park, New Jersey 07932, or such other place as shall be mutually agreed upon on or about September 15, 2000, or on such other date and place as shall be mutually agreed upon by the parties hereto (the actual time and date of closing being hereinafter referred to as the "Closing Date").

     1.03 Purchase Price. In consideration of the Orbit Shares to be purchased from the Shareholders, NHI at the Closing shall deliver to each of the Shareholders, certificates representing the number of shares of New NHI Common Stock equal to the number of Orbit Shares held by each of the Shareholders (such number, for clarity, not to be affected by the stock consolidation/Reverse Stock Split of existing NHI shares described in section 6.05 below), or an aggregate of 15,667,402 shares of New NHI Common Stock, free and clear of any liens, claims, encumbrances or charges whatsoever, except as otherwise provided in this Agreement. In consideration of the Warrants to be purchased from the Warrant Holders, NHI at the Closing shall deliver to each of the Warrant Holders, warrant certificates representing rights to acquire common stock of NHI in the same quantity, on the same terms and price as the Warrants provided for in relation to common stock of Orbit (the "New NHI Warrants").

     1.04 Instruments of Transfer; Further Assurances. In order to consummate the transaction contemplated hereby, the following documents and instruments shall be delivered at Closing:

               (a) Documents from Shareholders. Shareholders shall deliver to NHI at the Closing stock certificates representing the Orbit Shares plus (i) a duly executed stock power or other instrument of transfer for each such stock certificate with appropriate signature guarantees in proper form to transfer to NHI good and marketable title to the Orbit Shares. All Warrant Holders shall deliver to NHI at the Closing certificates representing the Warrants, duly endorsed for transfer or such other evidence of transfer as is reasonably satisfactory to NHI.

               (b) Documents from NHI. NHI shall deliver to the Shareholders at the Closing stock certificates representing in the aggregate 11,667,402 shares of New NHI Common Stock to which the Shareholders are entitled, in accordance with this Agreement. NHI shall deliver to the Warrant Holders at the Closing the New NHI Warrants representing in the aggregate 4,000,000 share purchase warrants of NHI to which the Warrant Holders are entitled, in accordance with this Agreement. It is agreed that at the Closing it will be sufficient to satisfy this requirement by delivering to the Shareholders an appropriate opinion letter from counsel to NHI together with such assurances from the registrar and transfer agent of NHI or other relevant party as may reasonably be requested by Orbit.

               (c) Further Documents. At the Closing, and at all times thereafter as may be necessary (i) the parties shall produce such other documents and certificates as required by Articles V and VI hereof, (ii) the Shareholders and Warrant Holders shall execute and deliver to NHI such other instruments of transfer as shall be reasonably necessary or appropriate to vest in NHI good and indefeasible title to the Orbit Shares and Warrants, respectively, and to comply with the purposes and intent of this Agreement, and
     (iii) NHI shall execute and deliver to Shareholders such other instruments, certificates and documents as shall be reasonably necessary or appropriate to convey to Shareholders 11,667,402 shares of New NHI Common Stock, to Warrant Holders 4,000,000 New NHI Warrants and to comply with the purposes and intent of this Agreement.


                    ARTICLE II
       NHI'S REPRESENTATIONS AND WARRANTIES

     NHI represents, warrants and covenants that:

     2.01 Organization and Good Standing. NHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on the business in which it is and/or has been engaged, to own the properties it owns, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all of the other actions provided for in or contemplated hereby. NHI is and has been qualified to transact business and is in good standing in all jurisdictions where the nature or conduct of its business so requires. NHI has no subsidiaries.

     2.02 Authorization and Validity. The execution, delivery and performance of this Agreement by NHI has been duly authorized by the Board of Directors of NHI and, subject to obtaining stockholder approval, constitutes the valid and binding agreement of NHI enforceable in accordance with its terms, and neither the execution or delivery of this Agreement nor the consummation by NHI of the transactions contemplated hereby (i) violates any statute or law or any rule, regulation or order of any court or any governmental authority, or (ii) violates or conflicts with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, restriction of any kind to which NHI is a party or by which NHI is bound. Without limitation, stockholder approval in connection with the execution or delivery of this Agreement or consummation by NHI of the transactions contemplated hereby does not require compliance with the proxy solicitation requirements of the Securities Act of 1934.

     2.03 No Violation. NHI is not in violation of any term of any mortgage, indenture loan agreement, credit instrument, judgment, decree, order, statute, rule or regulation to which it is subject or by which it is bound. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby now or at any time in the future (whether with the giving of notice or passage of time or both) will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of NHI or any agreement, indenture or other instrument or undertaking of any kind or nature under which NHI is bound or to which the assets of NHI are subject, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of such assets or upon any of the stock of NHI, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over NHI or the properties or assets of NHI. To the best of NHI's knowledge, NHI has complied in all material respect with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports, tax returns and all other filings of any kind or nature due at any time up through the date hereof. NHI possesses all necessary licenses, franchises, permits and governmental authorizations to conduct it business as now conducted.

     2.04 Capitalization. The authorized capital stock of NHI consists solely of 100,000,000 shares of Common Stock, $.001 par value per share (the "Old NHI Common Stock"), of which amount 7,989,560 shares are issued and outstanding. All of such issued and outstanding shares have been validly issued and are fully paid and non-assessable. There are no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of Common Stock or other securities of any kind or nature of NHI; no shareholder of NHI or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the issuance of the 15,667,402 shares of the New NHI Common Stock to the Shareholders under this Agreement; and, except as disclosed in this Agreement, there are no other commitments requiring the issuance of any additional shares of the capital stock of NHI. The 15,667,402 shares of New NHI Common Stock to be issued to the Shareholders at the Closing will be duly authorized, fully paid and non-assessable shares; subject to no lien, claim, charge or encumbrance of any kind or nature; will not be subject to any shareholders agreement (except such as may exist among the Shareholders), right of first refusal or preemptive rights. NHI agrees to the cause the Reverse Stock Split and Ancillary Transactions (as defined in Section 6.05 hereof) to be effected prior to the Closing Date in accordance with all applicable laws and regulations.

     2.05 Corporate Records.  The copies of the Articles of
Incorporation and all amendments thereto and the By-Laws of NHI that will be delivered to Orbit at or prior to the Closing are true, correct and complete. The minute book of NHI, copies of which will be delivered to Orbit at or prior to the Closing will contain minutes of all meetings of and consents to all actions taken without meetings by the Board of Directors and the shareholders of NHI since the formation of NHI, all of which will be accurate in all material respects. The books and records, financial and others of NHI are in all material respects complete and correct.

     2.06 Financial Statements/SEC Filings.  (a) NHI has furnished
Orbit a copy of NHI's audited financial statements for the fiscal year ended March 31, 2000 (the "Financial Statements"). The Financial Statements fairly present the financial condition of NHI as of that date, and the results of its operations for that period ended, in accordance with generally accepted accounting principles consistently applied. NHI did not have, as of the date of such balance sheet, except as to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. Except as set forth in Exhibit 2.06 hereto, NHI is current in all applicable Securities and Exchange Commission ("SEC"), tax and other reporting and filing obligations consistent with law and its contractual undertakings (if any); (b) NHI is a reporting company for purposes of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     2.07 Absence of Liabilities. NHI has no liabilities, whether fixed or contingent, due or not yet due, asserted or not yet asserted, including without limitation all amounts which may be due under any contracts, agreements or undertakings entered into by or on behalf of NHI except as set forth in Exhibit 2.07 hereto or the Financial Statements. In addition, NHI has not guaranteed, become liable for or agreed to stand behind or assume the obligations of any person or entity, and is not contingently liable for any debt, obligation, expense or liability.

     2.08 Absence of Certain Changes.  Except as set forth on Exhibit
2.08 hereto since March 31, 2000, NHI has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business;
(b) contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) acquired or disposed of any assets or incurred any liabilities or obligations; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (j) entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person or group, or modified or amended in any respect the terms of any such existing agreement; (k) entered into any other commitment or transaction or experience any other event that relates to or affect in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect NHI's business, operations, assets, liabilities or financial condition; or (l) amended its Certificate of Incorporation or By-Laws, except as otherwise contemplated herein.

     2.09 Title to Assets. NHI holds good and marketable title, free and clear of all liens and encumbrances, to all properties, assets and licenses required in connection with its business, except as set forth in
Exhibit 2.09 hereto.

     2.10 Certain Agreements. Except as set forth in Exhibit 2.10 hereto, NHI is not in default of any contract, agreement, undertaking or arrangement material to the operation of its business.

     2.11 Labor Agreements and Labor Relations. Except as set forth in Exhibit 2.11 hereto, NHI has no collective bargaining or union contracts or agreements. Except as set forth in Exhibit 2.11 hereto, NHI is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there are no charges of discrimination or unfair labor practice charges or complaints against NHI pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting NHI.

     2.12 Employment Arrangements.  Except as set forth in Exhibit
2.12 hereto, NHI has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of NHI, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits.

     2.13 Material Contracts. Set forth in Exhibit 2.13 hereto is a true and complete list of all material leases, agreements, contracts, commitments and equipment rentals to which NHI may be a party or by which it or any of its property may be bound, including without limitation, all loan agreements, labor agreements, mortgages, security agreements and the like, whether written or oral.

     2.14 Patents, Trademarks and Service Marks. Exhibit 2.14 hereto lists all patents, trade names, trademarks and service marks, all patent, trademark and service mark registrations or applications, both domestic and foreign, presently owned, possessed, used or held by NHI and all copyrights and copyright applications and registrations, domestic and foreign, relating to the business or proposed business of NHI, all of which are collectively referred to as the "Proprietary Rights". Exhibit 2.14 hereto also lists all licenses, if any, granted by or to NHI. Except as set forth in Exhibit 2.14 hereto, NHI has not granted to any person, firm or corporation, any right, license or privilege in any of the Proprietary Rights or the know-how used in the business or proposed business of NHI nor have such Proprietary Rights or know-how been revealed to any persons other than its employees, customers and consultants. No Proprietary Rights or applications or grants of licenses set forth in Exhibit 2.14 hereto are subject to any pending or threatened challenge. NHI possesses all rights necessary to continue to conduct its business or proposed business, and to utilize the processes and market its products and services heretofore utilized and marketed in the conduct of such business, without payment of any royalties, fees or other consideration except as disclosed in Exhibit
2.14 hereto.

     2.15 Disclosure. No representation or warranty by NHI in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transaction contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not false or misleading.

     2.16 Consents. No authorization, consent, approval, permit or license of, or filing with any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby, on the part of NHI, except for obtaining approval from the stockholders of NHI.

     2.17 Compliance with Laws. There are no existing violation of any applicable federal, state or local law or regulation involving the property or business of NHI; there are no known, noticed or threatened violations or any state of facts involving NHI which would constitute such a violation; and this Agreement and the consummation of the transactions contemplated hereby will not give rise to any such violation.

     2.18 Litigation. NHI has not had any legal action or administrative proceeding or investigation instituted or, to the best of NHI's knowledge, threatened against it. NHI is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to NHI or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. NHI knows of no basis for any such action, proceeding or investigation.

     2.19 Tax and Franchise Returns. NHI has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax and franchise returns required to be filed by, on behalf of or on account of the operations of NHI; all such returns required to be filed have been so filed; and all taxes, assessments, interest and penalties required to be paid in respect of all periods covered thereby have and will be paid. Such returns accurately reflect the taxes due for the periods covered thereby, except for amounts which, in the aggregate, are immaterial. There are no present disputes as to taxes of any nature payable by NHI.

     2.20 Environmental Matters. (a) The operations of NHI comply in all material respects with all federal, state and local environmental, health and safety statutes and regulations; (b) None of the operations of NHI is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation; (c) None of the operations of NHI is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment; (d) NHI has not in connection with its operations, filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance, into the environment; (e) NHI has no contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment in connection with the operations of NHI; (f) None of NHI's operations involve the generation, transportation, treatment or disposal of hazardous waste; (g) NHI has not disposed of any hazardous waste or substance by placing it in or on the ground of any premises owned, leased or used by NHI in connection with its operation and, to the best knowledge of NHI, neither has any lessee, prior owner, or other person; (h) No underground storage tanks or surface impoundments are on any real property owned, leased or otherwise occupied by NHI; and (i) No lien in favor of any governmental authority for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste, substance or constituent, or other substance into the environment has been filed or attached to any real property owned, leased or otherwise occupied by NHI.

     For purposes of this Section 2.20, "federal, state and local environmental, health and safety laws statutes or regulations" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, as these laws have been amended or supplemented, and any analogous state or local statutes and all rules and regulations promulgated pursuant thereto.

     For purposes of this Section 2.20, "hazardous or toxic waste, substance or constituent or other substance" means those substances which are regulated by or form the basis of liability under any federal, state and local environmental, health and safety statutes or regulations.

     2.21 NHI Schedules. NHI has delivered to Orbit or will deliver, the following separate schedules, which are collectively referred to as "NHI Schedules", certified by an officer of NHI to be complete and accurate:

          (a) Schedule "A": copies of all SEC filings made by NHI for each of the last three fiscal years;

          (c) Schedule "B": a schedule showing the name and location of each bank or other institution in which NHI has an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the amount deposited in each account and a description of the property held in each safe deposit box;

          (d) Schedule "C": copies of Certificate of Incorporation and all amendments thereto and By-Laws; and

          (e) Schedule "D": A stockholders list containing the names and addresses of record.

     2.22 Delivery of Exhibits and Schedules. Any Exhibit provided for hereunder and any NHI Schedule not delivered contemporaneously with the execution of this Agreement shall be delivered by NHI as soon as practicable and, in any event, prior to the Closing. All lists or other statements, information or documents set forth in or attached to any Exhibit or NHI Schedule delivered herewith or delivered hereunder after the execution of this Agreement shall be deemed to be representations and warranties by NHI with the same force and effect as if such lists, statements, information and documents were set forth herein.

                    ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF ORBIT

     Orbit represents, warrants and covenants that:

     3.01 Organization and Good Standing. Orbit is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite power and authority to carry on the business in which it is and/or has been engaged, and to own the properties it owns. Orbit has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all of the other actions provided for in or contemplated hereby. Orbit is and has been qualified to transact business and is in good standing in all jurisdictions where the nature or conduct or its business so requires. Orbit has no subsidiaries, direct or indirect.

     3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by Orbit has been duly authorized by the Board of Directors of Orbit and constitutes the valid and binding agreement of Orbit, enforceable in accordance with its terms, and neither the execution or delivery of this Agreement nor the consummation by Orbit of the transactions contemplated hereby (i) violates any statute or law or any rule, regulation or order of any court or any governmental authority, or
(ii) violates or conflicts with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Orbit is a party or by which Orbit is bound.

     3.03 No Violation. Orbit is not in violation of any term of any mortgage, indenture, loan agreement, credit instrument, judgment, decree, order, statute, rule or regulation to which it is subject or by which it is bound. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby now or at any time in the future (whether with the giving of notice or passage of time or both) will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Orbit, or any agreement, indenture or other instrument or undertaking of any kind or nature under which Orbit is bound or to which the assets of Orbit are subject, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of such assets or upon any of the stock of Orbit, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court of any public, governmental or regulatory agency or body having jurisdiction over Orbit or the properties or assets of Orbit. Orbit has complied in all material respects with the applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports, tax returns and all other filings of any kind or nature due at any time up through the date hereof. Orbit possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now or heretofore conducted and as this Agreement contemplates it will be conducting after the Closing.

     3.04 Capitalization. Exhibit 3.04 hereto sets forth the authorized and issued and outstanding shares of capital stock of Orbit. Each outstanding share of capital stock of Orbit is legally and validly issued and fully paid and nonassessable. Other than the Warrants, there are no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of capital stock of Orbit or other securities of any kind of nature of Orbit; no shareholder of Orbit, or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the sale of the Orbit Shares to NHI under this Agreement; and there are no other commitments requiring the issuance of any additional shares of the capital stock of Orbit. The Orbit Shares are duly authorized, fully paid and non-assessable shares; and will constitute 100% of the issued and outstanding shares of Orbit Common Stock.

     3.05 Corporate Records.  The copies of the Articles of
Incorporation and all amendments thereto and the By-Laws of Orbit that will be delivered to NHI at the Closing are true, correct and complete. The minute book of Orbit, copies of which will be delivered to NHI at the Closing contain minutes of all meetings of and consents to all actions taken without meetings by the Board of Directors and the shareholders of Orbit, since the formation of Orbit, all of which are accurate in all material respects. The books and records, financial and others of Orbit are in all material respects complete and correct.

     3.06 Financial Statements. Orbit has furnished NHI copies of the following unaudited financial statements (hereinafter collectively referred to as the "Financial Statements"): unaudited balance sheet dated as of August 30, 2000. Orbit did not have, as of the date of each such balance sheet, except as to the extent reflected or reserved against therein or otherwise disclosed to NHI, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles.

     3.07 Title to Assets. Orbit holds good and marketable title, free and clear of all liens and encumbrances, to all properties, assets and licenses required in connection with its business, except as set forth in
Exhibit 3.07 hereto.

     3.08 Certain Agreements. Except as set forth in Exhibit 3.08 hereto Orbit is not in default of any contract, agreement, undertaking or arrangement material to the operation of its business.

     3.09 Labor Agreements and Labor Relations. Except as set forth in Exhibit 3.09 hereto, Orbit has no collective bargaining or union contracts or agreements. Except as set forth in Exhibit 3.09 hereto, Orbit is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there are no charges of discrimination or unfair labor practice charges or complaints against Orbit pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Orbit.

     3.10 Employment Arrangements.  Except as set forth in Exhibit
3.10 hereto, Orbit has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of Orbit, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits.

     3.11 Material Contracts. Set forth in Exhibit 3.11 hereto is a true and complete list of all material leases, agreements, contracts, commitments and equipment rentals to which Orbit may be a party or by which it or any of its property may be bound, including without limitation, all loan agreements, labor agreements, mortgages, security agreements and the like, whether written or oral.

     3.12 Patents, Trademarks and Service Marks. Exhibit 3.12 hereto lists all patents, trade names, trademarks and service marks, all patent, trademark and service mark registrations or applications, both domestic and foreign, presently owned, possessed, used or held by Orbit and all copyrights and copyright applications and registrations, domestic and foreign, relating to the business or proposed business of Orbit, all of which are collectively referred to as the "Proprietary Rights". Exhibit
3.12 hereto also lists all licenses, if any, granted by or to Orbit.
Except as set forth in Exhibit 3.12 hereto, Orbit has not granted to any person, firm or corporation, any right, license or privilege in any of the Proprietary Rights or the know-how used in the business or proposed business of Orbit nor have such Proprietary Rights or know-how been revealed to any persons other than its employees, customers and consultants. No Proprietary Rights or applications or grants of licenses set forth in Exhibit 3.12 hereto are subject to any pending or threatened challenge. Orbit possesses all rights necessary to continue to conduct its business or proposed business, and to utilize the processes and market its products and services heretofore utilized and marketed in the conduct of such business, without payment of any royalties, fees or other consideration except as disclosed in Exhibit 3.12 hereto.

     3.13 Disclosure. No representation or warranty by Orbit in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement or a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not false or misleading.

     3.14 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby, on the part of Orbit.

     3.15 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation involving the property or business of Orbit; there are no known, noticed or threatened violations or any state of facts involving Orbit which would constitute such a violation; and this Agreement and the consummation of the transactions contemplated hereby will not give rise to any such violation.

     3.16 Litigation.  Orbit has not had any legal action or
administrative proceeding or investigation instituted or threatened against
it   Orbit is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Orbit or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Orbit know of no basis for any such action, proceeding or investigation.

     3.17 Tax and Franchise Returns.   Orbit has prepared and filed,
or has caused to be prepared and filed, with all the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax and franchise returns required to be filed by, on behalf of or on account of the operations of Orbit; all such returns required to be filed prior to the Closing will be so filed; and all taxes, assessments, interest and penalties required to be paid in respect of all periods covered thereby have and will be paid. Such returns accurately reflect the taxes due for the periods covered thereby, except for amounts which, in the aggregate, are immaterial. There are no present disputes as to the taxes of any nature payable by Orbit.

     3.18 Orbit Schedules. Orbit has delivered or will deliver to NHI the following separate schedules, which are collectively referred to as the "Orbit Schedules", certified by an officer of Orbit to be complete and accurate.

          (a)  Schedule "A": copies of the Orbit Financial
Statements; and

          (b) Schedule "B": copies of the Certificate of Incorporation and By-Laws of Orbit, including all amendments thereto.

     3.19 Delivery of Exhibits and Schedules. Any Exhibit provided for hereunder and any Orbit Schedule not delivered contemporaneously with the execution of this Agreement shall be delivered by Orbit as soon as practicable and, in any event, prior to the Closing. All lists or other statements, information or documents set forth in or attached to any Exhibit or Orbit Schedule delivered herewith or delivered hereunder after the execution of this Agreement shall be deemed to be representations and warranties by Orbit with the same force and effect as if such lists, statements, information and documents were set forth herein.


                    ARTICLE IV
                     COVENANTS

     4.01 Investigative Rights. As between NHI, on one hand, and Orbit, on the other, until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records (collectively, the "records") for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request and shall furnish the exhibits and schedules required by this Agreement which were not delivered contemporaneously with the execution of this Agreement.

     4.02 Conduct of Business of NHI. Prior to the Closing, and except as provided for elsewhere herein, NHI shall refrain from taking any action or conducting any business activities other than to maintain its corporate existence and file any and all necessary reports and any other documents with the Securities and Exchange Commission unless NHI has obtained the prior consent of Orbit to any such action or activities. From time to time prior to Closing, NHI will deliver or cause to be delivered to Orbit supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty made in this Agreement or any information contained in exhibit or any schedule required by such section inaccurate or incomplete in any material respect.

     4.03 Conduct of Business of Orbit. Prior to the Closing, Orbit shall conduct its business in a manner consistent with its business plan which has been furnished to NHI. From time to time prior to Closing, Orbit will deliver or cause to be delivered to NHI supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty made in this Agreement or any information contained in exhibit or any schedule required by such section inaccurate or incomplete in any material respect.

     4.04 Best Efforts. Each of the parties shall exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to the other any and all documents reasonably necessary to consummate the transactions contemplated by this Agreement.


                     ARTICLE V
              CONDITIONS PRECEDENT TO
                NHI'S  PERFORMANCE

     5.01 Conditions. NHI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article V. NHI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NHI of any other condition of or any of NHI's other rights or remedies, at law or in equity, if Orbit shall be in default of any of their representations, warranties or covenants under this Agreement.

     5.02 Accuracy of Representation. Except as otherwise permitted by this Agreement, all representations and warranties by Orbit in this Agreement, or in any written statement that shall be delivered to NHI by Orbit under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.03 Performance. Orbit shall have performed, satisfied, or complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.04 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any of the parties hereto on or before the Closing Date.

     5.05 Schedules. Orbit shall have delivered to NHI all exhibits and schedules required under Article III hereof and there shall have been no disclosure in any exhibit or schedule delivered by Orbit after the date of execution and delivery of this Agreement, or the documents described therein, which does or may have a materially adverse effect on the value of the business of Orbit on its assets, properties or goodwill except as already disclosed to NHI in writing as of the date hereof.

     5.06 Good Standing. Orbit shall have delivered to NHI a certificate dated as of the Closing Date (or such earlier date reasonably satisfactory to NHI) of the Ministry of Consumer and Commercial Relations attesting to the corporate existence of Orbit.

     5.07 Opinion of Counsel. NHI shall have received an opinion dated the Closing Date of counsel to Orbit in form and substance reasonably satisfactory to NHI.

     5.08 Orbit Shares.    Orbit shall have delivered to NHI all of
the Orbit Shares and Warrants together with duly executed instruments of transfer for each of the Orbit Shares and Warrants with appropriate signatures in proper form to transfer to NHI good and marketable title to the Orbit Shares, and acknowledgments of written representations and warranties of Orbit.

     5.09 Investment Intent. Each of the Shareholders or his or her agent or representative shall have represented and confirmed to NHI and Orbit in such form as the parties hereto, and their counsel, agree that he, she or it (a) is aware of the limits on resale imposed by virtue of the nature of this Agreement, and (b) is receiving the securities issued hereunder in exchange for the Orbit Shares without registration under the Securities Act of 1933, as amended (the "1933 Act") in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act, for investment and without any view to the sale, resale or other distribution thereof in any manner that is in violation of the 1933 Act and the provisions of the Ontario Securities Laws; the certificates representing such securities, when delivered to the Shareholders, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities and will have placed upon them a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES
     HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,
     TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
     REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES
     ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT
     REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

     5.10 Certificate. Orbit shall have delivered to NHI a certificate dated the Closing Date, and signed by an authorized officer of Orbit certifying that each of the conditions specified in Sections 5.02 through 5.09 hereof have been fulfilled.

     5.11  Approval of Ancillary Transactions.   Orbit shall provide a
sufficiently detailed description of the Ancillary Transactions to NHI, which transactions shall be subject to NHI's approval ( not to be unreasonably withheld).


                    ARTICLE VI
   CONDITIONS PRECEDENT TO ORBIT'S  PERFORMANCE

     6.01 Conditions. Orbit's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Article VI. Orbit may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Orbit of any other condition of or any of Orbit's rights or remedies at law or in equity, if NHI shall be in default of any of its representations, warranties or covenants under this Agreement.

     6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NHI in this Agreement or in any written statement that shall be delivered to Orbit by NHI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.03 Performance. NHI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.04 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any of the parties hereto on or before the Closing Date.

     6.05 Stockholders' Approval and Ancillary Transactions.

           (a) NHI shall have (a) obtained authorization and approval from its Board of Directors of a one-for-five reverse stock split (the "Reverse Stock Split") of the Old NHI Common Stock pursuant to
     Section 78.207 of the Nevada Revised Statutes (the "Nevada
     Statutes"), and (b) filed a certificate of change pursuant to
     Section 78.209 of the Nevada Statutes in order to recapitalize the Old NHI Common Stock into such number of shares of Common Stock
     (the "New NHI Common Stock") necessary for NHI to effect the
     Reverse Stock Split and sufficient to issue the shares of the New
     NHI Common Stock contemplated hereby, and (c) obtained the resignation of all of the officers and directors of NHI and election of persons specified by Orbit as directors of NHI.

          (b) NHI shall have effected all steps required to allow Orbit Shareholders and Warrant Holders to enter into an arrangement with NHI, Orbit and subsidiaries of either or both of them (herein the "Participating Companies") under which their existing Orbit securities can be exchanged, at the holder's option, for securities of a Participating Company exchangeable for common stock of NHI (the "Ancillary Transactions") and the Ancillary Transactions shall have been completed.

     6.06 Outstanding Number of Shares. As of the Closing, NHI shall have 1,597,912 shares of the New NHI Common Stock outstanding, excluding the shares of the New NHI Common Stock to be issued by NHI to the Shareholders hereunder. The foregoing amount does not take into consideration the possible rounding of fractional shares as a result of the Reverse Stock Split.

     6.07 Schedules. NHI shall have delivered to Orbit all exhibits and schedules required under Article II hereof and there shall have been no disclosure in any exhibit or schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, which does or may have a materially adverse effect on the value of the business of NHI or on its assets, properties or goodwill except as already disclosed to Orbit in writing as of the date hereof.

     6.08 Good Standing. NHI shall have delivered to Orbit a certificate dated as of the Closing Date (or such earlier date reasonably satisfactory to Orbit) of the Secretary of State of the State of incorporation of NHI attesting to its good standing.

     6.09 Opinion of Counsel. Orbit shall have received the opinion dated the Closing Date of counsel for NHI in form and substance satisfactory to Orbit which opinion shall, without limitation, confirm stockholder approval in connection with the execution or delivery of this Agreement and that consummation by NHI of the transactions contemplated hereby does not require compliance with the proxy solicitation requirements of the Securities Act of 1934 [confirm citation].

     6.10 New NHI Common Stock.    Orbit shall have received from NHI
stock certificates representing in the aggregate 11,667,402 shares of New NHI Common Stock to which the Shareholders are entitled, in accordance with this Agreement and New NHI Warrants representing in the aggregate 4,000,000 warrants to acquire NHI common stock to which the Warrant Holders are entitled in accordance with this Agreement.

     6.11 Officer's Certificate. NHI shall have delivered to Orbit a certificate, dated the Closing Date, and signed by an authorized officer of NHI, certifying that each of the conditions specified in Sections 6.02 through 6.10 have been fulfilled.


                    ARTICLE VII
     SURVIVAL OF OBLIGATIONS, INDEMNIFICATION

     7.01 Survival of Obligations. The terms and conditions of this Agreement, and all certifications, representations, and warranties respectively made herein by Orbit and NHI, and their respective obligations to be performed pursuant to the terms hereof, shall survive the Closing Date hereunder (i) for a period of two (2) years thereafter with respect to representations and warranties (except in the case of representations and warranties regarding taxes, which will be for a period of three (3) years thereafter), and (ii) for a period of four (4) years thereafter with respect to all other obligations of the parties, notwithstanding any notice of any inaccuracy, breach, or failure to perform not waived in writing, and notwithstanding the consummation of the transactions contemplated herein, with knowledge of such inaccuracy, breach, or failure.

     7.02 Indemnification by NHI. NHI covenants and agrees to indemnify and save harmless Orbit and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of NHI made in or pursuant to this Agreement.

     7.03 Indemnification by Orbit. Orbit covenants and agrees to indemnify and save harmless NHI and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of Orbit made in or pursuant to this Agreement.


                   ARTICLE VIII
                   MISCELLANEOUS

     8.01 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     8.02 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by NHI and Orbit, their respective successors and assigns.

     8.03 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto.

     8.04 Notice. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for the party as shall be specified by like notice):

          If to NHI:

          New Hilarity, Inc.
          5102 S. Morrill Lane
          Spokane, Washington 99223
          Attn: Bradley Herr, Esq.

          Telecopier No.:     (509) 448-4901
          Telephone No.:      (509) 448-5128


          If to Orbit:

          Orbit Canada, Inc.
          48 Steeplechase Avenue
          Aurora, Ontario  L4G 6W5
          Attn:     Douglas Lloyd

          Telecopier No.:     (905) 726-8865
          Telephone No.:      (905) 304-0694


          With a copy to:

          Danzig Kaye Cooper & Fiore, LLP
          30A Vreeland Road
          Florham Park, New Jersey 07932-0333
          Attn:     David M. Kaye, Esq.

          Telecopier No.:     (973) 443-0609
          Telephone No.:      (973) 443-0600

     8.05 Entire Agreement. This Agreement and the exhibits and schedules hereto supersede all prior agreements and understandings between the parties relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     8.06 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties in successfully
(i) enforcing any of the terms of this Agreement against a party alleged to be in breach, or (ii) proving that the other parties breached any of the terms of this Agreement in any material respect.

     8.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     8.08 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

     8.09 Termination of Agreement.   This Agreement may be terminated
at any time before the Closing,

     (a)  by mutual consent of the parties hereto;

     (b) Upon five (5) days written notice by NHI (provided it is not in breach hereunder) if any of the conditions precedent set forth in
Article V hereof have not been met or waived in writing by NHI on or before the Closing Date and such condition or conditions are not fulfilled within such five (5) days after notice thereof;

     (c) Upon five (5) days written notice by Orbit (provided they are not in breach hereunder) if any of the conditions precedent set forth in Article VI hereof have not been met or waived in writing by Orbit on or before the Closing Date and such condition or conditions are not fulfilled within such five (5) days after notice thereof.

     Unless the termination has been caused by the willful failure of NHI, on one hand, or Orbit, on the other hand, as the case may be, to perform or satisfy any agreement, undertaking or condition to be performed or satisfied by it hereunder, NHI shall have no further obligation or liability to Orbit under this Agreement, and Orbit shall have no further obligation or liability to NHI under this Agreement.

     8.10 Brokers.   The parties hereto represent and agree that no
broker has brought about the transactions contemplated by this Agreement and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the others harmless from and against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any such broker or person.

     8.11 Announcements. NHI and Orbit will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to NHI's stockholders, the general public, or to employees, customers or suppliers.

     8.12 Captions and Gender. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa; the masculine gender shall include the feminine and neuter gender and vice versa; the word "person" shall include a natural person as well as a corporation, partnership, firm of other form of association.

     8.13 Counterparts and/Shareholder/Warrant Holder Obligations.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. NHI acknowledges and agrees that the participating Shareholders and Warrant Holders shall sign and deliver any documents pursuant to this Agreement by Orbit or its designated officers as their respective authorized agent and that none of the Shareholders or Warrant Holders has any obligation hereunder except as specified in any such documents, once delivered.

     8.14 Waiver. No waiver of any term or provision hereof shall be effective unless in writing, signed by the parties to be charged.

     8.15 Confidential Information. Except in connection with the consummation of the transactions contemplated herein, each party agrees not to disclose any confidential information or trade secrets received by it from any other party pursuant to the terms of this Agreement, including but not limited to, the contents of customer lists. In the event this Agreement is terminated for any reason, each party shall continue to hold such information in confidence and shall, to the extent requested by the party from which the information was received, promptly return to the latter all written material received from it.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                              NEW HILARITY, INC.


                              By:    /s/John R. Coghlan
                              Name:  John R. Coghlan
                              Title: President





                              ORBIT CANADA, INC.
                              By:    /s/ J. Gordon McMehen
                              Name: J. Gordon McMehen
                              Title: President

EXHIBIT 3.1


       CERTIFICATE OF CHANGE IN NUMBER OF AUTHORIZED SHARES
                                OF
             NEW HILARITY, INC., A NEVADA CORPORATION

     Pursuant to the provisions of the Nevada Revised Statutes, Chapter 78,
Section 209, the following CERTIFICATE OF CHANGE IN THE NUMBER OF
AUTHORIZED SHARES is submitted for filing.

                            ARTICLE I

     The name of this corporation is NEW HILARITY, INC. (the
"Corporation").

                            ARTICLE II

     78.209(1)(a). The Corporation, prior to the change in number of authorized shares, is currently authorized to issue 100,000,000 shares of $0.001 par value common stock.

     78.209(1)(b). After the effective date of the change in number of authorized shares, the Corporation will be authorized to issue 20,000,000 shares of $0.005 par value common stock.

     78.209(1)(c). Following the effective date of the change, one share of common stock shall be issued for each five common shares previously held. Share certificates representing the pre-split denominations may be exchanged for share certificates representing the post-split denominations, at the election of the shareholders, and in any case, new denomination certificates will be issued upon transfer in the ordinary course of business (i.e. mandatory exchange is not required).

     78.209(1)(d). In the event that the reverse split results in fractional shares, all fractions will be rounded up to the next whole number.

     78.209(1)(e). Pursuant to NRS78.207(1), shareholder approval is not required for this reverse stock split. On August 16, 2000, the Board of Directors of the Corporation adopted a Resolution approving the reverse stock split and authorizing certain other corporate actions necessary to effectuate the reverse stock split.

     78.209(1)(f). The reverse stock split is to be effective on September 5, 2000 at the hour of 9:00 a.m., PST. The provisions of the articles of incorporation of the Corporation regarding the number and par value of the changed shares shall be deemed amended as provided in this certificate at the effective date and time of the change.

     78.209(2). No other amendment to the articles of incorporation is required for the actions described in this Certificate of Change.

                                 NEW HILARITY, INC.

                                 By:/s/John R. Coghlan
                                 John R. Coghlan, President and Director


                                 /s/Robert W. O'Brien
                                   Robert W. O'Brien, Secretary and
                                   Director


STATE OF WASHINGTON      )
                         )ss.
County of Spokane.       )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Washington, certify that John R. Coghlan, President of New Hilarity, Inc., and Robert W. O'Brien, Secretary of New Hilarity, Inc., personally appeared before me and acknowledged that they freely and voluntarily signed this document.

     WITNESS my hand and notarial seal this 10th day of April, 1999.


                              s/
                              NOTARY PUBLIC in and for the State
                              of Washington, residing at Spokane.
                              My Commission Expires: April 15, 2002

EXHIBIT 99.1



THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED THEREUNDER. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. UNLESS SO REGISTERED, SUCH SECURITIES MAY NOT BE TRANSFERRED, OFFERED, HEDGED OR SOLD PRIOR TO THE END OF THE ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD PRESCRIBED BY REGULATION S UNLESS SUCH TRANSFER, OFFER, HEDGE OR SALE IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO OR FOR THE ACCOUNT OF OR BENEFIT OF A "U.S. PERSON" (AS SUCH TERMS ARE DEFINED IN REGULATION S) AND IS OTHERWISE IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S. FOLLOWING EXPIRATION OF ANY SUCH ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THIS WARRANT MAY NOT BE EXERCISED WITHIN THE UNITED STATES AND THE SECURITIES TO BE ISSUED MAY NOT BE DELIVERED WITHIN THE UNITED STATES UPON EXERCISE, OTHER THAN IN OFFERINGS DEEMED TO MEET THE DEFINITION OF "OFFSHORE TRANSACTION" PURSUANT TO PARAGRAPH (h) OF RULE 902 UNDER REGULATION S, UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No.  __________

                NEW HILARITY, INC.
              (a Nevada corporation)

Warrant for the Purchase of ________________ Shares of Common Stock, par value $._______ per share

Void after 3:00 p.m., Eastern Time, on ____________

     NEW HILARITY, INC., a Nevada corporation (the "Company"), hereby certifies that ___________________________ (the "Holder"), for value received, is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing on the date hereof and expiring at 3:00 p.m., Eastern Time, on ____________(the "Expiration Date"), up to ___________________
fully paid and non-assessable shares of Common Stock at a price of $0.875 U.S. per share (the "Exercise Price").

     The term "Common Stock" means the common stock, par value $.____ per share, of the Company as constituted on the date hereof (the "Base Date"), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock".

     This Warrant is being issued in connection with a certain
Investment Agreement (the "Investment Agreement") dated as of
_____________, 2000 among the Company, Orbit Canada, Inc. and the Holder and is subject to its terms and conditions.

     Section 1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the date hereof and expiring at 3:00 p.m., Eastern Time, on the Expiration Date set forth above, by presentation and surrender of this Warrant certificate to the Company at its principal office, with the Warrant Exercise Form and Warrant Exercise Addendum attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

     Section 2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

     Section 3. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

     Section 4. Non-transferability. This Warrant may not be assigned, hypothecated, sold or otherwise transferred under any circumstance.


     Section 5.     Loss, Theft, Destruction or Mutilation of Warrant.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

     Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, unless and until this Warrant is exercised. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     Section 7.     Anti-Dilution Provisions.

          7.1  Stock Splits, Dividends, Etc.

          7.1.1 If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

          7.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          7.2  Adjustment for Reorganization, Consolidation,
Merger, Etc. In case of any reorganization of the Company (or any other Company, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other Company) shall consolidate with or merge into another Company or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

          7.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.

          7.4  Notices of Record Date, Etc.  In case:

          7.4.1 the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

          7.4.2 of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

     Section 8.     Legend and Stop Transfer Orders.   The Warrant Stock
to be received upon exercise of this Warrant shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Company's transfer agent regarding such shares of Warrant Stock.

     Section 9. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

          Section 10.    Miscellaneous.

          10.1 Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          10.2 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be sent by mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address set forth in the Investment Agreement, or to such other address as may be duly given to the Holder.

          10.3 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

          10.4 Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the ____ day of _________________, 2000.


                         NEW HILARITY, INC.


                         By:  ______________________________
                              Name:
                              Title:



               WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of NEW HILARITY, INC. and hereby makes payment of $________________ U.S. in payment therefor.

       [INSTRUCTIONS FOR ISSUANCE OF STOCK]

Name:          ___________________________________________________

Address:       ___________________________________________________

               ___________________________________________________


Date:          ____________________________



__________________________________________
[Print Name of Holder]



__________________________________________
(Signature and Title]



             WARRANT EXERCISE ADDENDUM

     The undersigned represents and warrants that:

     1. All offers and sales by the undersigned of the shares of Common Stock issued to the undersigned upon exercise of the Warrant shall be made in compliance with Regulation S, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") or pursuant to registration of the Common Stock under the Securities Act, subject to any restrictions on sale or transfer set forth in the Investment Agreement between the Company and the original holder of the exercised Warrant.

     2. The undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the 1933 Act.

     3. The undersigned represents that this Warrant is not being exercised within the U.S. and that the Common Stock shall not be delivered within the U.S. upon issuance, except in an offering deemed to meet the definition of "offshore transaction" pursuant to paragraph (h) of Rule 902 under Regulation S, unless registered under the 1933 Act or an exemption from such registration is available.

     4.   [INITIAL EITHER OF THE FOLLOWING STATEMENTS]

     [   ]     (a)  The undersigned represents that it is not a U.S.
Person, nor is this Warrant being exercised on behalf of a U.S. Person (as this term is defined in Regulation S); or

     [   ]     (b)  The undersigned is delivering with this Notice of
Exercise an opinion of counsel to the effect that the Warrant and the Common Stock to be delivered upon exercise have been registered under the 1933 Act or are exempt from registration thereunder.

Date:         ____________________________



__________________________________________
[Print Name of Holder]



__________________________________________
[Signature and Title]

EXHIBIT 99.2


                 EXCHANGEABLE SHARE SUPPORT AGREEMENT


          MEMORANDUM OF AGREEMENT made as of the 5th of September, 2000.

BETWEEN:

                    NEW HILARITY INC.,
                    a corporation existing under the laws of the State of Nevada

                                  ("New Hilarity")

                     - and -

                    ORBIT CANADA INC.,
                    a corporation existing under the laws of the Province of Ontario

                                         ("Orbit")


RECITALS:

     A. Pursuant to the agreement and plan of reorganization (the "Reorganization Agreement") dated as of August 3, 2000 between New Hilarity and Orbit, as amended by a Closing Agreement of even date (the "Closing Agreement") the shareholders of Orbit agreed to sell, and New Hilarity agreed to purchase, certain common shares of Orbit representing 100% of the issued and outstanding shares of Orbit, in exchange for the same number of new New Hilarity Common Shares;

     B. It is beneficial for certain Orbit shareholders to defer the exchange of their common shares of Orbit for new common shares of New Hilarity;

     C. New Hilarity and Orbit agree to allow certain shareholders of Orbit to exchange their common shares of Orbit for Exchangeable non-voting preference shares of Orbit;

IN CONSIDERATION of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                  ARTICLE 1
          DEFINITIONS AND INTERPRETATION

     1.1  Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares (as defined in the Closing Agreement), unless the context requires otherwise.

     1.2  Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

     1.3  Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

     1.4  Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                    ARTICLE 2
       COVENANTS OF NEW HILARITY AND ORBIT

     2.1  Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares are outstanding, New Hilarity will:

          (a) not declare or pay any dividend on the new New Hilarity Common Shares unless:

                    (i) Orbit shall:

                    (A) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an "Equivalent
                         Dividend"), and

                    (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or

                    (ii) Orbit shall (A) subdivide the Exchangeable Shares in
                         lieu of a stock dividend thereon (as provided for in the Share Provisions) (an "Equivalent Stock Subdivision"), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

          (b) advise Orbit sufficiently in advance of the declaration by New Hilarity of any dividend on New Hilarity Common Shares and take all such other actions as are reasonably necessary, in co-operation with Orbit, to ensure that:

                     (i) the respective declaration date, record date and
                         payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend on the New Hilarity Common Shares or,

                    (ii) the record date and effective date for an Equivalent
                         Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the New Hilarity Common Shares;

          (c) ensure that the record date for any dividend declared on New Hilarity Common Shares is not less than 10 Business Days after the declaration date of such dividend;

          (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Orbit, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Orbit, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Orbit, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Orbit, to cause to be delivered New Hilarity Common Shares to the holders of Exchangeable Shares in accordance with their terms (herein the "Share Provisions").

     2.2  Segregation of Funds

New Hilarity will cause Orbit to deposit a sufficient amount of funds in a separate account of Orbit and segregate a sufficient amount of such other assets and property as is necessary to enable Orbit to pay dividends when due and to pay or otherwise satisfy its respective obligations under the Share Provisions, as applicable.

     2.3  Reservation of New Hilarity Common Shares

New Hilarity hereby represents, warrants and covenants in favour of Orbit that New Hilarity has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of New Hilarity Common Shares (or other shares or securities into which New Hilarity Common Shares may be reclassified or changed as contemplated by section 2.7 hereof):

          (a) as is equal to the sum of:\

               (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and

          (b) as are now and may hereafter be required to enable and permit New Hilarity to meet its obligations hereunder and under the Share Provisions.

     2.4  Notification of Certain Events

In order to assist New Hilarity to comply with its obligations hereunder Orbit will notify New Hilarity of each of the following events at the time set forth below:

          (a) in the event of any determination by the Board of Directors of Orbit to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Orbit or to effect any other distribution of the assets of Orbit among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

          (b) promptly, upon the earlier of receipt by Orbit of notice of and Orbit otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Orbit to effect any other distribution of the assets of Orbit among its shareholders for the purpose of winding up its affairs;

          (c)  immediately, upon receipt by Orbit of a Retraction Request;

          (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

          (e) as soon as practicable upon the issuance by Orbit of any Exchangeable Shares or rights to acquire Exchangeable
          Shares.

     2.5  Delivery of New Hilarity Common Shares to Orbit

In furtherance of its obligations under sections 2.1 (d) and (e) hereof, upon notice from Orbit or New Hilarity of any event that requires Orbit or New Hilarity to cause to be delivered New Hilarity Common Shares to any holder of Exchangeable Shares, New Hilarity shall forthwith issue and deliver or cause to be delivered to Orbit or New Hilarity the requisite number of New Hilarity Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Orbit or New Hilarity shall direct. All such New Hilarity Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such New Hilarity Common Share, Orbit or New Hilarity, as the case may be, shall issue to New Hilarity, or as New Hilarity shall direct, common shares of Orbit or New Hilarity having equivalent value.

     2.6  Qualification of New Hilarity Common Shares

New Hilarity will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to retain its status as a publically traded company.

     2.7  Economic Equivalence

          (a) New Hilarity will not without prior approval of Orbit and the prior approval of the holders of the Exchangeable Shares given in accordance with the Share Provisions:

               (i) issue or distribute New Hilarity Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire New Hilarity Common
               Shares) to the holders of all or substantially all of the then outstanding New Hilarity Common Shares by way of stock dividend or other distribution, other than an issue of New Hilarity Common Shares
               (or securities exchangeable for or convertible into or carrying rights to acquire New Hilarity Common Shares) to holders of New Hilarity Common Shares who exercise an option to receive dividends in New
               Hilarity Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire New Hilarity Common Shares) in lieu of receiving cash dividends; or

               (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding New Hilarity Common Shares entitling them to subscribe for or to purchase New Hilarity Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire New Hilarity Common Shares); or

               (iii) issue or distribute to the holders of all or substantially all of the then outstanding New
               Hilarity Common Shares (A) shares or securities of New Hilarity of any class other than New Hilarity Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire New Hilarity Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of New Hilarity or (D) assets of New Hilarity, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares, in which case, for greater certainty, no approval of the holders of Exchangeable Shares is required;
     provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by New Hilarity in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Reorganization
     Agreement.

          (b) New Hilarity will not without the prior approval of Orbit and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share
          Provisions:

               (i) subdivide, re-divide or change the then outstanding New Hilarity Common Shares into a greater number of New Hilarity Common Shares; or

               (ii) reduce, combine, consolidate or change the then outstanding New Hilarity Common Shares into a lesser number of New Hilarity Common Shares: or

               (iii) reclassify or otherwise change New Hilarity Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting New
               Hilarity Common Shares,

           unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares, in which case, for greater certainty, no approval of the holders of Exchangeable Shares is required provided that New Hilarity may, notwithstanding any provision herein or of the Share Provisions, at any time increase its authorized capital and issue securities of any kind to the market on terms it deems appropriate.

          (c) New Hilarity will ensure that the record date for any event referred to in section 2-7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by New Hilarity (with contemporaneous notification thereof by New Hilarity to Orbit).

          (d) The Board of Directors of Orbit shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on New Hilarity. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Orbit to be relevant, be considered by the Board of Directors of Orbit:

               (i) in the case of any stock dividend or other distribution payable in New Hilarity Common Shares, the number of such shares issued in proportion to the number of New Hilarity Common Shares previously outstanding;

               (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase New Hilarity Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire New Hilarity Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of Orbit in the manner above contemplated) of a New Hilarity Common Share;

               (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of New Hilarity of any class other than New Hilarity Common Shares, any rights, options or warrants other than those referred to in section 2.7(d) (ii) above, any evidences of indebtedness of New Hilarity or any assets of New Hilarity), the relationship between the fair market value (as determined by the Board of Directors of Orbit in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding New Hilarity Common
               Share and the current market value (as determined by the Board of Directors of Orbit in the manner above contemplated) of a New Hilarity Common Share;

               (iv) in the case of any subdivision, re-division or change of the then outstanding New Hilarity Common Shares into a greater number of New Hilarity Common Shares or the reduction, combination, consolidation or change of the then outstanding. New Hilarity Common Shares into a lesser number of New Hilarity Common Shares or any amalgamation, merger, reorganization or other transaction affecting New Hilarity Common Shares, the effect thereof upon the then outstanding New Hilarity Common Shares; and

               (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable
               Shares to the extent that such consequences may differ from the taxation consequences to holders of New Hilarity Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

          For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the closing bid and ask prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of Orbit the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of Orbit, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of Orbit shall be conclusive and binding on New Hilarity.

          (e) Orbit agrees that, to the extent required, upon due notice from New Hilarity , Orbit, will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Orbit, or subdivisions, revisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the New Hilarity Common Shares and Exchangeable Shares as provided for in this section 2.7.

     2.8  Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to New Hilarity Common Shares (an "Offer") is proposed by New Hilarity or is proposed to New Hilarity or its shareholders and is recommended by the Board of Directors of New Hilarity, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of New Hilarity, and the Exchangeable Shares are not redeemed by New Hilarity will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of New Hilarity Common Shares, without discrimination. Without limiting the generality of the foregoing, New Hilarity will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Orbit (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Orbit to redeem Exchangeable Shares, as applicable, in the event of a New Hilarity Control Transaction.

     2.9  Ownership of Outstanding Shares

Without the prior approval of Orbit and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, New Hilarity covenants and agrees in favour of Orbit that, as long as any outstanding Exchangeable Shares are owned by any person or entity New Hilarity will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Orbit.

     2.10 Rule 10b-18 Purchases

For greater certainty, nothing contained in this Agreement, including without limitation the obligations of New Hilarity contained in section 2.8 hereof, shall limit the ability of New Hilarity or Orbit to make a "Rule l0b-18 Purchase" of New Hilarity Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.




                    ARTICLE 3
             NEW HILARITY SUCCESSORS

     3.1  Certain Requirements in Respect of Combination, etc.

New Hilarity shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

          (a) such other person or continuing corporation (the "New Hilarity Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an Agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the New Hilarity Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such New Hilarity Successor to pay and deliver or cause to be delivered the same and its Agreement to observe and perform all the covenants and obligations of New Hilarity under this Agreement; and

          (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2  Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon New Hilarity Successor shall possess and from time to time may exercise each and every right and power of New Hilarity under this Agreement in the name of New Hilarity or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of New Hilarity or any officers of New Hilarity may be done and performed with like force and effect by the directors or officers of such New Hilarity Successor.

3.3  Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of New Hilarity with or into New Hilarity or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of New Hilarity provided that all of the assets of such subsidiary are transferred to New Hilarity or another wholly-owned direct or indirect subsidiary of New Hilarity and any such transactions are expressly permitted by this Article 3.


                    ARTICLE 4
                     GENERAL

     4.1  Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity.

     4.2  Changes in Capital of New Hilarity and Orbit

At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either New Hilarity Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which New Hilarity Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an Agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     4.3  Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     4.4  Amendments, Modifications

This Agreement may not be amended or modified except by an Agreement in writing executed by Orbit and New Hilarity and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

     4.5  Ministerial Amendments

Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

          (a) adding to the covenants of any or all parties provided that the Board of Directors of each of Orbit and New Hilarity shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

          (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Orbit and New Hilarity it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

          (c) making such changes or corrections which, on the advice of counsel to Orbit, and New Hilarity, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Orbit and New Hilarity shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

     4.6  Meeting to Consider Amendments

Orbit, at the request of New Hilarity, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section
4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Orbit, the Share Provisions and all applicable laws.

     4.7  Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

     4.8  Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

     4.9  Notices to Parties

          (a) All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the registered offices of the parties (or at such other address for any such party as shall be specified in like notice).

          (b) Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     4.10 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original. and all of which taken together shall constitute one and the same instrument.

     4.11  Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     4.12 Attornment

New Hilarity agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Orbit at its registered office in the Province of Ontario as attorney for service of process.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                 NEW HILARITY INC.


                                 By:
                                 Name:
                                 Title:



                                 ORBIT CANADA INC.


                                 By:
                                 Name:
                                 Title